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Exhibit 10.4

EMPLOYEE STOCK PURCHASE AND RESTRICTION AGREEMENT

        EqualLogic, Inc., a Delaware corporation (the "Company") agrees as of May 22, 2001 to sell to                                                              , (the "Employee"), and the Employee agrees to purchase from the Company, shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), on the following terms and conditions:

        1.    Certain Defined Terms.    As used in this Agreement, the following terms shall have the following respective meanings:

          (a)   "Acquisition" shall mean: (x) any merger, consolidation or purchase of outstanding capital stock of the Company after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets of the Company (other than in a spin-off or similar transaction).

          (b)   "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

          (c)   "Fair Value Per Share" shall mean, as of the date of determination, the fair market value of each share of Common Stock determined in good faith by the Board of Directors of the Company.

          (d)   "Private Transaction" shall mean any Acquisition where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act of 1933, as amended (the "Securities Act") and/or (iii) securities for which the Company or any other issuer thereof has agreed to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

          (f)    "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by the Employee.

          (g)   "Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

        2.    Grant Under Plan.    This stock purchase is made pursuant to and is governed by the Company's 2001 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meanings as in the Plan. The Employee acknowledges receipt of a copy of the Plan.

        3.    Purchase and Sale of Stock; Payment of Purchase Price.    The Company hereby sells to the Employee, and the Employee hereby purchases from the Company,                        shares of Common Stock at a purchase price of $.01 per Share. The purchase price shall be paid by the Employee upon execution and delivery of this Agreement by check payable to the Company in the amount of the par value of the Shares. The Company will promptly issue a certificate or certificates registered in the

Employee's name representing the Shares, with such certificates to be held in escrow in accordance with the terms hereof.

        4.    Investment Representation.    The Employee represents and warrants to the Company that he is acquiring the Shares with his own funds, for his own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Securities Act. Furthermore, the Company may place a legend on any stock certificate representing the Shares to the effect that the Shares were acquired pursuant to an investment representation without registration of the Shares and may make an appropriate notation with respect to the same on its stock records. The Company may also place a legend on any stock certificate representing any of the Shares reflecting the restrictions on transfer and Company's rights of repurchase and rights of first refusal set forth herein and may make an appropriate notation on its stock records with respect to the same.

        The Employee acknowledges and understands that the Shares have not been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions, in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in the laws of such jurisdictions. The Employee represents and warrants to the Company that he is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares and that he is able to and must bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore, cannot be offered or sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Employee further understands that the Company has no intention and is under no obligation to register the Shares under the Securities Act or to comply with the requirements for any exemption that might otherwise be available, or to supply the Employee with any information necessary to enable the Employee to make routine sales of the Shares under Rule 144 or any other rule of the Securities and Exchange Commission.

        5.    Prohibited Transfers.    The Employee shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his or her Shares except:

          (a)   by sale in accordance with Section 6 or Section 7 of this Agreement;

          (b)   by pledge which creates a mere security interest in the Shares provided that the pledgee thereof is an individual and all have agreed in writing in advance to be bound by and comply with all provisions of this Agreement to the same extent as if he were a Employee;

          (c)   by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Employee

          (d)   by gift to any member of his immediate family or to any trust for the benefit of any such immediate family member or the Employee, provided that any such transferee shall have agreed in writing in advance to be bound by and comply with all provisions of this Agreement to the same extent as if such transferee were a Employee; or

        6.    Repurchase Option of Company Upon Termination of Employment or other event; Vesting.

          (a)   if the Employee has continued to serve the Company or any of its subsidiaries in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, the following percentage of the Shares shall be deemed "Vested Shares":

Vesting Period	Percentage of Shares that become Vested Shares
Prior to the first anniversary of the date of this Agreement	0%
On the first anniversary of the date of this Agreement	25%
On the [insert date] day of each successive month thereafter	an additional 2.083%
On or after the fourth anniversary of the date of this Agreement	100%

          (b)   Upon the occurrence of one or more of the following events, the Company may, within 120 days from the date of such event or events (the "Repurchase Period"), require the Employee to sell his or her Shares to the Company other than Vested Shares (the "Unvested Shares"):

            (i)    the Employee shall for any reason, including, without limitation, death, disability or involuntary removal with or without cause, cease to maintain a Business Relationship with the Company;

            (ii)   the Employee shall be declared bankrupt, file a voluntary petition under any bankruptcy or insolvency law, become subject to an involuntary petition under any bankruptcy or insolvency law which petition is not dismissed within thirty (30) days of its date, petition for the appointment of a receiver or assignment of his or her Shares for the benefit of creditors, or become subject to such a petition or assignment which petition is not dismissed within thirty (30) days of its date;

            (iii)  a writ of attachment or levy or other court order shall be entered which shall prevent the Employee from exercising his or her voting and other rights with respect to any of the Shares;

            (iv)  the Employee shall sell or transfer any Shares in violation of the terms of this Agreement; or

            (v)   the Employee shall be subject to a divorce, separation proceeding or settlement agreement pursuant to which Shares are to be acquired by or transferred, directly or indirectly, to the spouse of the Employee.

          (c)   The purchase price (the "Option Price") of any Shares for which the Company exercises its option under this Section 6 (the "Repurchased Shares") shall be the lesser of the Fair Value Per Share or $.01 per share (such price being subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents).

          (d)   If the Company desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Employee, which communication shall state the number of Repurchased Shares and the Option Price and shall be delivered in person or mailed to the Employee at the address set forth in accordance with Section 15(a) below within the Repurchase Period. The sale of the Repurchased Shares shall be made at the offices of the Company on the 20th day following the date of the Company's written election to purchase (or if such 20th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Employee's delivery to the Company of a certificate or certificates evidencing the Repurchased Shares, duly endorsed for transfer to the Company, against payment to the Employee by the Company of the Option Price for each Repurchased Share.

          (e)   Upon the consummation of an Acquisition that is not a Private Transaction, the vesting provisions of this Agreement shall be accelerated by a period of one year such that the Employee shall be credited with one year of additional service time to the Company as an employee.

        7.    Company's Right of First Refusal.

          (a)    Exercise of Right.    If the Employee desires to transfer all or any part of the Vested Shares to any person other than the Company (an "Offeror"), the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Employee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price, number of Vested Shares proposed to be sold and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Vested Shares (the "Company Vested Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Company Vested Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Company Vested Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice. To the extent that the consideration proposed to be paid by the Offeror for the shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company exercising its options under this Section 7 may consist of cash equal to the fair market value of such property, as determined in good faith by the Board of Directors of the Company.

          (b)    Sale of Vested Shares to Offeror.    The Employee may, for 60 days after the expiration of the 30-day option period as set forth in Section 7(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Vested Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Employee shall not sell such Vested Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Employee, within 30 days of its receipt of the Option Notice, stating that the Employee shall not sell his or her Vested Shares to such Offeror; and provided, further, that prior to the sale of such Vested Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 7. If any or all of such Vested Shares are not sold pursuant to an Offer within the time permitted above, the unsold Vested Shares shall remain subject to the terms of this Section 7.

          (c)    Expiration of Company's Right of First Refusal and Transfer Restrictions.    The first refusal rights of the Company and the transfer restrictions set forth in this Section 7 shall expire as to Vested Shares on the earliest to occur of (i) the tenth anniversary of the date of this Agreement, (ii) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act, or (iii) the occurrence of an Acquisition. In addition, if the Company and the Employee are parties to an agreement containing first refusal provisions similar to the foregoing, such other agreement shall control.

        8.    Escrow Arrangement.    As security for the faithful performance by each Employee of the terms of this Agreement and to ensure the availability for delivery of the Unvested Shares upon exercise of the Company's right to repurchase as set forth in Section 6, each Employee agrees to deliver to and deposit with the Company, as escrow agent in this transaction (herein called in this capacity the "Escrow Agent"), concurrently with the execution hereof, a stock assignment duly endorsed to the Company (with date and number of Shares blank), together with the certificate or certificates evidencing the Unvested Shares. Said documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the terms hereinafter provided:

          (a)   In the event the Company exercises its right to repurchase as set forth in Section 6, the Company shall give to such Employee and the Escrow Agent a written notice specifying the number of Unvested Shares which it is electing to repurchase, the appropriate purchase price, and the time for a closing hereunder at the Company's offices. The Company and each Employee hereby irrevocably authorize and direct the Escrow Agent to close the transaction contemplated by such notice in accordance with the terms of said notice. At the closing, the Escrow Agent shall complete the stock assignment held in escrow and endorsed by such Employee and shall deliver the same, together with any certificates evidencing the Unvested Shares to be transferred, to the Company against the simultaneous delivery to the Escrow Agent of payment in the form specified in Section 6 above to such Employee for the aggregate purchase price for the Unvested Shares which the Company has repurchased. Upon receipt of such payment the Escrow Agent shall promptly deliver such payment to such Employee. In the event the Escrow Agent tenders to the Company a certificate or certificates for more than the number of Unvested Shares being purchased, then the Company shall deliver to the Escrow Agent an appropriate replacement certificate registered in such Employee's name, and the Escrow Agent shall deliver such replacement certificate to such Employee.

          (b)   Each Employee irrevocably authorizes the Company to deposit with the Escrow Agent any certificates evidencing Shares to be held by the Escrow Agent hereunder and any securities issued in exchange for or in respect of said Shares. Each Employee does hereby irrevocably constitute and appoint the Escrow Agent as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such Shares and other securities negotiable and to complete any transactions herein contemplated. Subject to the provisions of this Section 8(b), each Employee shall exercise all rights and privileges of a Employee of the Company while the Shares are held by the Escrow Agent.

          (c)   This escrow shall terminate upon the earliest of (i) the election by the Company to terminate this escrow as provided in Section 8(d) below, (ii) the election by the Company to waive the restrictions on all of the Unvested Shares pursuant to Section 6, or (iii) the Company's right to repurchase having lapsed as to all the Unvested Shares. If at the time of such termination the Escrow Agent should have in its possession any documents, securities or other property belonging to a Employee, it shall deliver all of the same to such Employee and shall be discharged of all further obligations hereunder.

          (d)   The Escrow Agent's duties hereunder may be altered, amended, modified, or revoked only by a writing signed by the Company and each Employee who holds Unvested Shares; provided, however, that the Company may at any time, at its option, elect to terminate this escrow by notice to each Employee and the Escrow Agent.

          (e)   The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act it may do or refrain from doing hereunder as Escrow Agent or as attorney-in-fact for the Employees, provided that the Escrow Agent acts or refrains from acting in good faith and in the exercise of its own good judgment, and any act which it does or refrains from doing pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

          (f)    The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case it obeys or complies with any such order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (g)   The Escrow Agent shall be entitled to employ such independent legal counsel and other experts as it may deem necessary to advise it in connection with its obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

          (h)   The Escrow Agent reserves the right, upon notice to the Company and each Employee, to resign from its duties as Escrow Agent.

          (i)    If the Escrow Agent reasonably requires other or further instruments in connection with this Section 8 or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          (j)    It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of the Shares or other securities held by the Escrow Agent hereunder, it is authorized and directed to retain in its possession without liability to any one all or any part of said Shares or other securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but it shall be under no duty whatsoever to institute or defend any such proceedings.

          (k)   All reasonable costs, fees and disbursements incurred by the Escrow Agent in connection with the performance of its duties hereunder shall be borne by the Company.

          (l)    By signing below, the Escrow Agent becomes a party to this Agreement only for the purpose of this Section 8.

          (m)  Upon receipt of a notice by the Escrow Agent, signed by the Company and a Employee, setting forth such number of Shares (such Shares originally delivered to the Escrow Agent by such Employee pursuant to this Section 8 to be released from escrow (all of such Shares to be Vested Shares), the Escrow Agent shall deliver a certificate in an amount at least equal to the number of Shares to be released to the Company. The Company shall deliver to such Employee a certificate for the number of Shares set forth in such notice and shall deliver to the Escrow Agent a certificate for the number of shares to be held in escrow.

        9.    Stock Transfer Record.    The Company shall not effect or record any transfer of Shares in its stock transfer records unless such transfer is in compliance with the provisions of this Agreement. If the Employee desires to make a transfer, he or she shall furnish to the Company such evidence of compliance with this Agreement as maybe reasonably required by the Board of Directors of, or counsel for, the Company.

        10.    Remedies of the Company.

          (a)    Failure to Deliver Shares to the Company.    If the Employee becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company, may, at its option, in addition to all other remedies it may have, send to the Employee the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the Employee, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Company a new certificate or certificates representing such Shares, and thereupon all of the Employee's rights in and to such Shares shall terminate.

          (b)    Failure to Transfer Shares to a Third Party.    In the event that any person (a "Required Seller") shall be required hereunder to sell Shares to a third party and is unable to or does not deliver the certificate or certificates evidencing such Shares to the applicable purchaser hereunder, such purchaser may deposit the purchase price for such shares (by certified check, promissory note or both, as the case may be) with any bank doing business in the State of New Hampshire, or with the Company's attorneys or certified public accountants, as escrow agent or trustee for such person, to be held by such bank, attorney or accountant until withdrawn by such person. Upon such deposit by the purchaser and upon notice of the creation of said escrow or trust to such Required Seller, such shares shall then be deemed hereby to have been sold, assigned, transferred and conveyed to such purchaser, the Required Seller shall have no further rights thereto or thereunder and the Company shall record such transfer in its stock transfer book.

          (c)    Specific Enforcement.    The Employee expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Employee, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

        11.    Legend.    Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

    "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Restriction Agreement dated as of May 22, 2001, a copy of which the Company wilt furnish to the holder of this certificate upon request and without charge."

Promptly upon execution and delivery of this Agreement, each Employee shall deliver to the Company all certificates then held by such Employee representing Shares which do not have such legend affixed thereto. The Company shall cause such legend to be affixed promptly to each of such certificates and such certificates to be returned promptly to the registered holder thereof.

        12.    Delivery of Stock and Documents.    Upon the closing of any purchase of Shares pursuant to this Agreement, the Employee shall deliver to the purchaser the certificate or certificates representing the Shares being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the Employee and of such Employee's compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

        13.    Section 83(b) Election.    The Employee acknowledges that the Shares may be treated as subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") and that, in the absence of an election under Section 83(b) of the Code, such treatment could delay the determination of the tax consequences for both the Company and the Employee. In order to ensure that the tax consequences will be determined at the time of issuance of the Shares, the Employee agrees to file an election under Section 83(b) of the Code within 30 days following the issuance, to include in the Employee's taxable income, at the time of receipt, the difference between the fair market value of the Shares and the amount paid for such shares; provided, however, that the Company, in its sole and absolute discretion, may waive the requirement that the Employee file such election.

        14.    Lock-up Agreement.    The Employee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Shares and any other shares of capital stock of the Company owned by the Employee may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for 180 days after the execution of an underwriting agreement in connection with such offering..

        15.    General.

          (a)    Notices.    Any and all notices, requests or other communications hereunder shall be given in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid; and such notices shall be addressed: (i) if to the Company, to the President of the Company at its principal office; and (ii) if to the Employee, to the address of the Employee as reflected in the records of the Company, unless notice of a change of address is furnished to all parties in the manner provided in this Section 15(a). Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed as provided above before midnight of the last day of such period.

          (b)    Severability.    The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted, provided that such construction shall not substantially impair the bargained-for rights of either party hereto.

          (c)    Benefit and Burden; Assigns.    This Agreement shall inure to the benefit of, and all be binding upon, the parties hereto and their legatees, distributes, estates, executors, administrators, personal representatives, successors and assigns, and other legal representatives. The Company may assign its rights under Sections 6, 7 and 8 hereof, in whole or in part, to any person or persons designated by the Board of Directors of the Company.

          (d)    Headings.    The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

          (e)    Existing Agreements.    This Agreement does not and shall not be construed to limit or impair the right of the Company under any other agreement or understanding with the Employee.

          (f)    Entire Agreement; Amendments; Conflicts.    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

          (g)    Governing Law.    This Agreement, and any claims relating to the relationship of the parties contemplated herein, whether or not arising directly under this Agreement, shall be governed by the laws of the State of New Hampshire without reference to its conflicts of laws provisions.

          (h)    Waivers.    No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (i)    Continuation of Employment.    Nothing in this Agreement shall create an obligation on the Company to continue the Employee's employment with the Company.

          (j)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, this Employee Stock Restriction Agreement has been executed as of the date and year first above written.

COMPANY:
EQUALLOGIC, INC.
By:
Title:
Address:

EMPLOYEE:

Address:

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EMPLOYEE STOCK PURCHASE AND RESTRICTION AGREEMENT